Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-201425) on Form S-3 of United Insurance Holdings Corp. of our report dated February 25, 2015, relating to our audits of the consolidated financial statements, the financial statement schedules and internal control over financial reporting which appear in this Annual Report on Form 10-K of United Insurance Holdings Corp. for the year ended December 31, 2014.

/s/ McGladrey LLP

Omaha, Nebraska
February 25, 2015